UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)

June 30, 2010 (June 30, 2010)
AMERICAN HOMEPATIENT, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-19532	27-2457306

(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)
5200 Maryland Way, Suite 400, Brentwood, TN 37027-5018

(Address of principal executive offices)
(615) 221-8884

(Registrant’s telephone number, including area code)
Not applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws.
     In connection with American HomePatient, Inc. (the “Company” or “we” or “our”) reincorporating from Delaware to Nevada as disclosed under Item 8.01 below, the articles of incorporation and bylaws of American HomePatient, Inc., a Nevada corporation (“AHP Nevada”), are now our new governing documents. For a description of the changes in the rights of stockholders due to the reincorporation, see the discussion under the heading “Proposal 2—Reincorporation in Nevada” in the Definitive Proxy Statement on Schedule 14A that the Company filed with the SEC on May 25, 2010.
     Copies of the articles of incorporation, an amendment to the articles of incorporation, and the bylaws of AHP Nevada are attached hereto as Exhibits 3.1, 3.2 and 3.3, respectively.
Item 5.07 Submission of Matters to a Vote of Security Holders.
     The Company’s annual meeting of shareholders was held on June 30, 2010, and the matters voted upon at the annual meeting and the results of the votes were as follows:
(a) The nominees named below were elected to serve as members of the Board of Directors of the Company for a three-year term until the 2013 annual meeting of shareholders and until their successors are duly elected and qualified, and the voting results were as follows:

Nominee	Votes For	Withheld	Broker Non-Votes

Henry T. Blackstock	10,752,935	387,107	0
W. Wayne Woody	10,753,205	386,837	0
(b) The proposal to change the Company’s state of incorporation from the State of Delaware to the State of Nevada was approved by the Company’s shareholders, and the voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

10,706,876	431,586	1,580	0
Item 8.01. Other Events.
     Effective June 30, 2010, the Company completed its reincorporation from the State of Delaware to the State of Nevada. The reincorporation was effected by a merger of American HomePatient, Inc., a Delaware corporation (“AHP Delaware”), AHP Nevada, a wholly-owned subsidiary of AHP Delaware, and AHP DE Merger Corp. (“Merger Sub”), a wholly owned subsidiary of AHP Nevada, in accordance with the terms of the plan and agreement of merger dated as of May 21, 2010. The reincorporation and the terms of the merger were approved by the shareholders of AHP Delaware at the annual meeting of AHP Delaware’s shareholders held on June 30, 2010.

     In the reincorporation, each outstanding share of common stock of AHP Delaware was automatically converted into one share of AHP Nevada common stock and all options to acquire AHP Delaware common stock outstanding immediately prior to the reincorporation were automatically converted into options to acquire the same number of shares of AHP Nevada common stock. Shareholders are not required to exchange their existing stock certificates of AHP Delaware, which now represent the same number of shares of AHP Nevada. Outstanding shares of AHP Nevada common stock retain the same CUSIP number as the corresponding shares of AHP Delaware prior to the reincorporation, and AHP Nevada common stock continues to be quoted on the Over-the-Counter Bulletin Board under the same symbol, “AHOM”. The reincorporation did not result in any material changes in our business, offices, assets, liabilities, obligations or net worth, or our directors, officers or employees. We continue to maintain our principal executive offices at 5200 Maryland Way, Suite 400, Brentwood, Tennessee 37027-5018.
     As a result of the reincorporation and by operation of Rule 12g-3(a) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), AHP Nevada is the successor issuer to AHP Delaware and has succeeded to the attributes of AHP Delaware as the registrant. AHP Nevada common stock is deemed to be registered under Section 12(g) of the Exchange Act, and AHP Nevada is subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and will hereafter file reports and other information with the SEC.
     A copy of the plan and agreement of merger is attached hereto as Exhibit 2.1.
     On June 30, 2010, the Company issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference, which announced that the reincorporation from Delaware to Nevada discussed above had been approved by the Company’s shareholders at the Company’s annual meeting and had been accomplished effective June 30, 2010.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Number	Exhibit

2.1	Plan and Agreement of Merger dated May 21, 2010 (incorporated by reference to Appendix A to AHP’s Proxy Statement on Form DEF 14-A, filed May 25, 2010)

3.1	Articles of Incorporation of Company (incorporated by reference to Appendix B to AHP’s Proxy Statement on Form DEF 14-A, filed May 25, 2010)

3.2	Amendment to Articles of Incorporation of Company

3.3	Bylaws of Company (incorporated by reference to Appendix C to AHP’s Proxy Statement on Form DEF 14-A, filed May 25, 2010)

99.1	Press Release dated June 30, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN HOMEPATIENT, INC.
By:	/s/ Stephen L. Clanton
	Name:	Stephen L. Clanton
	Title:	Executive Vice President and Chief Financial Officer

Date: June 30, 2010